Exhibit 99.3

FORTUNE FINANCIAL CORPORATION

3494 JEFFCO BOULEVARD

ARNOLD, MISSOURI 63010

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF
FORTUNE FINANCIAL CORPORATION

Proxy Sheet For:

The undersigned hereby appoints Daniel L. Jones and Lance K. Greunke, and each of them, with or without the other, with full power of substitution and revocation, to be the attorney and proxy of the undersigned at the special meeting of the shareholders of Fortune Financial Corporation (“Fortune”), to be held on ________, 2022, at _________.m. local time, at Fortune’s main office, located at 3494 Jeffco Boulevard, Arnold, Missouri 63010, and any adjournment or postponement thereof, and to represent and vote all of the shares of common stock of Fortune that the undersigned would be entitled to vote if personally present upon the following proposals and to vote according to their discretion on any other matter that may properly be presented for action at the meeting or any adjournment or postponement thereof:

1.	To approve the Agreement and Plan of Merger, dated as of September 28, 2021 (the “Merger Agreement”), by and among Southern Missouri Bancorp, Inc. (“Southern Missouri”), Southern Missouri Acquisition V Corp. (“Merger Sub”) and Fortune, pursuant to which Fortune will merge with and into Merger Sub, followed by a merger of Merger Sub with and into Southern Missouri. (The Board of Directors recommends voting “FOR” this proposal.)
☐FOR	☐AGAINST	☐ABSTAIN
2.	To approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement. (The Board of Directors recommends voting “FOR” this proposal.)
☐FOR	☐AGAINST	☐ABSTAIN

IF PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE-LISTED PROPOSALS.  THE PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.  The undersigned also acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus relating to the special meeting.

Please sign your name exactly as it appears on the label affixed above.  When shares are held by two or more persons as co-owners, both or all should sign.  When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.	Signature
DATE: ____________________, 2022	Signature, if held jointly
Title (if applicable)	Print name(s)